Item 77Q1(b) - SunAmerica Series, Inc.



   Effective on June 5, 2013, the Prospectus is hereby amended as set forth below.

     On page 18 of the Prospectus, under the heading "PRINCIPAL INVESTMENT STRATEGIES AND TECHNIQUES OF THE PORTFOLIO," the third and fourth paragraphs are hereby deleted in their entirety and replaced with the following:

     "The Portfolio will select up to thirty high dividend yielding common stocks, which will be evaluated and adjusted at the discretion of the portfolio manager on an annual basis. The first ten stocks selected will represent the ten highest yielding stocks within the Dow Jones Industrial Average. The next twenty stocks will be selected from the Russell 1000 Index, although stocks in the financials and utilities sectors will generally be excluded from this twenty stock selection process. Certain stocks in the Russell 1000 Index may also be excluded as a result of liquidity screens applied during the selection process. The selection criteria used to select stocks for the twenty stock portion of the Portfolio will generally include dividend yield as well as a combination of factors that relate to profitability and valuation. Selections for the Portfolio may include securities of foreign issuers, but such securities may not exceed 20% of the Portfolio at the time of the annual rebalancing. While the securities selection process will take place on an annual basis, the portfolio manager may, from time to time, substitute certain securities for those selected for the Portfolio or reduce the position size of a portfolio security in between the annual rebalancings, under certain limited circumstances. These circumstances will generally include where a security held by the Portfolio no longer meets the dividend yielding criteria, when the value of a security becomes a disproportionately large percentage of the Portfolio's holdings, or when the size of the Portfolio's position in the security has the potential to create market liquidity or other issues in connection with the annual rebalancing or efficient management of the Portfolio, each in the discretion of the portfolio manager.

     The annual consideration of the stocks that meet the selection criteria will take place on or about the end of the Focused Dividend Strategy Portfolio's fiscal year (October 31). Immediately after the Portfolio buys and sells stock in connection with the Portfolio's annual rebalancing, it will hold approximately an equal value of each of the thirty stocks. In other words, the Focused Dividend Strategy Portfolio will invest about 1/30 of its assets in each of the stocks that make up its portfolio. Thereafter, when an investor purchases shares of the Portfolio, the Adviser will generally invest additional funds in the pre-selected stocks based on each stock's respective percentage of the Portfolio's assets at the time."

     In addition, on page 41 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS," in the subsection "WHAT OTHER TYPES OF SECURITIES MAY THE PORTFOLIO NORMALLY INVEST IN AS PART OF EFFICIENT PORTFOLIO MANAGEMENT AND WHICH MAY PRODUCE SOME INCOME?," the following types of securities are hereby added with respect to the Portfolio:

     -    Futures
     -    Exchange-traded funds

     In addition, on page 41 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS," in the subsection "WHAT RISKS MAY AFFECT THE PORTFOLIO?," the following types non-principal risks are hereby added with respect to the Portfolio:



     -    Futures contracts

     -    Exchange-traded funds

--------------------------------------------------------------------------------
     In addition, on page 44 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS," in the subsection "GLOSSARY--INVESTMENT AND OTHER TERMINOLOGY," the following sentence is hereby added to the term "Exchange-traded funds ("ETFs"):

     "The Focused Dividend Strategy Portfolio will generally invest in ETFs in order to increase its investment exposure pending investment of cash by allowing the Portfolio's cash assets to perform more like securities, while maintaining liquidity."

     In addition, on page 45 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS," in the subsection "GLOSSARY--INVESTMENT AND OTHER TERMINOLOGY," the term "Options and futures" is hereby deleted in its entirety and the following is hereby added to this subsection:

     "A FUTURES CONTRACT, a type of derivative security, is a standardized contract, traded on a futures exchange, to buy or sell a certain underlying instrument at a certain date in the future, at a specified price. An INDEX FUTURES CONTRACT is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the index between the time when a Portfolio enters into and closes out an index futures contract, the Portfolio realizes a gain or loss.

     OPTIONS are contracts involving the right to receive or obligation to deliver assets or money depending on the performance of one or more underlying assets or a market or economic index."

     In addition, on page 46 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS," in the subsection "GLOSSARY--RISK TERMINOLOGY," the following terms are hereby added to this subsection:

     "EXCHANGE-TRADED FUNDS: Most ETFs are investment companies whose shares are purchased and sold on a securities exchange. An ETF typically represents a portfolio of securities designed to track a particular market segment or index. An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange-traded) that has the same investment objectives, strategies and policies. In addition, an ETF may fail to accurately track the market segment or index that underlies its investment objective. The price of an ETF can fluctuate, and a Portfolio could lose money investing in an ETF.

     FUTURES CONTRACTS: The price volatility of futures contracts has been historically greater than that for traditional securities such as stocks and bonds. The risks associated with a Portfolio's use of futures contracts include the risk that: (i) changes in the price of a futures contract may not always track the changes in market value of the underlying instrument that it is designed to track (e.g., an equity index); (ii) trading restrictions or limitations may be imposed by an exchange, and government regulations may restrict trading in futures contracts; (iii) if the Portfolio has insufficient cash to meet margin requirements, the Portfolio may need to sell other investments, including at disadvantageous times; and
     (iv) although the Portfolio will generally purchase only exchange-traded futures, due to market conditions there may not always be a liquid secondary market for a futures contract and, as a result, the Portfolio may be unable to close out its futures contracts at a time which is advantageous."

     Capitalized terms used herein but not defined have the meanings assigned to them in the Prospectus.



   Effective July 2, 2013, the Prospectus is hereby amended as set forth below.

FOCUSED BALANCED STRATEGY PORTFOLIO:

     On page 3 of the Prospectus, under the heading "PRINCIPAL INVESTMENT STRATEGIES AND TECHNIQUES OF THE PORTFOLIO," the second paragraph is hereby deleted and replaced with the following:

"The principal investment technique of the Portfolio is allocation of assets among a combination of SunAmerica funds that invest in equity and fixed income securities. The Portfolio may also invest in the SunAmerica Alternative Strategies Fund, which is categorized as `alternative strategies,' and the SunAmerica Global Trends Fund and the SunAmerica Income Explorer Fund, which are categorized as `global strategies,' in the projected asset allocation ranges below. In addition, the Portfolio may invest in any other affiliated SunAmerica fund, including the SunAmerica Money Market Fund. The Portfolio may also invest in exchange-traded funds (`ETFs'), although the portfolio manager will generally only invest in ETFs to obtain exposure to a particular asset class when there is no SunAmerica fund option available. The SunAmerica funds in which the Portfolio may invest are referred to herein as the `Underlying SunAmerica Funds" and together with the ETFs as the `Underlying Funds.'"

     On page 4 of the Prospectus, under the heading "PRINCIPAL INVESTMENT STRATEGIES AND TECHNIQUES OF THE PORTFOLIO," the first and second paragraph are hereby deleted.

     On page 4 of the Prospectus, under the heading "PRINCIPAL INVESTMENT STRATEGIES AND TECHNIQUES OF THE PORTFOLIO," the references to "Underlying Funds" in the first sentence of the second to last paragraph are hereby deleted and replaced with the term "Underlying SunAmerica Funds."

     On page 4 of the Prospectus, under the heading "PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO--AFFILIATED FUND RISK," the entire paragraph is hereby deleted and replaced with the following:

"AFFILIATED FUND RISK. In managing the Portfolio, the Adviser will have the authority to allocate and reallocate the Portfolio's assets among the Underlying Funds. The Adviser may be subject to potential conflicts of interest in allocating the Portfolio's assets among the various Underlying SunAmerica Funds because the fees payable to it by some of the Underlying SunAmerica Funds are higher than the fees payable by other Underlying SunAmerica Funds and because the Adviser is also responsible for managing the Underlying SunAmerica Funds. However, the Adviser has a fiduciary duty to act in the Portfolio's best interests when selecting the Underlying Funds, including the Underlying SunAmerica Funds."

     On page 5 of the Prospectus, under the heading "PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO--DISCIPLINED STRATEGY RISK," the entire paragraph is hereby deleted and replaced with the following:

"DISCIPLINED STRATEGY RISK. Certain Underlying SunAmerica Funds or portions thereof will not deviate from their strategy (except to the extent necessary to comply with federal tax laws or other applicable laws). If these Underlying SunAmerica Funds or portions thereof are committed to a strategy that is unsuccessful, these Underlying SunAmerica Funds will not meet their investment goals. Because these Underlying SunAmerica Funds or portions thereof generally will not use certain techniques available to other mutual funds to reduce stock market exposure (e.g., derivatives), these Underlying
SunAmerica Funds may be more susceptible to general market declines than other mutual funds."

      On page 5 of the Prospectus, under the heading "PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO," the following is hereby added immediately following the sub-heading "ACTIVE TRADING RISK":

"ETF RISK. Most ETFs are investment companies whose shares are purchased and sold on a securities exchange. An ETF represents a portfolio of securities designed to track a particular market segment or index. An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange-traded) that has the same investment objectives, strategies and policies. In addition, an ETF may fail to accurately track the market segment or index that underlies its investment objective. To the extent that the Portfolio invests in an ETF, the Portfolio will indirectly bear its proportionate share of the management and other expenses that are charged by the ETF in addition to the expenses paid by the Portfolio.

PREFERRED SECURITIES RISK. The Portfolio invests in Underlying SunAmerica Funds that invest significantly in preferred securities. Preferred securities are subject to bond market volatility, credit risk and interest rate fluctuation risk. In addition, preferred securities are subordinated to other securities in the issuer's capital structure and are subject to the risk that the issuer will fail to make dividends or other distributions on the preferred securities when due because other claims on the issuer's assets take priority. Preferred securities may be less liquid than many other types of securities or may be subject to the risk of being redeemed prior to their scheduled date.

CLOSED-END FUND RISK. The Portfolio invests in Underlying SunAmerica Funds that invest significantly in closed-end funds. An Underlying SunAmerica Fund's investments in closed-end funds generally reflect the risks of the underlying securities held by the closed-end funds. The Underlying SunAmerica Funds will indirectly bear their proportionate share of the management and other expenses that are charged by the closed-end funds in addition to the expenses paid by such fund. In addition, shares of closed-end funds are subject to a number of risks which are related directly to their structure. First, shares of closed-end funds frequently trade at a discount from their net asset value, which is a risk separate and distinct from the risk that the Underlying SunAmerica Fund's net asset value could decrease as a result of its investment activities. Second, many closed-end funds include leverage in their capital structure as a part of a strategy designed to enhance the level of income and capital appreciation to their shareholders. The presence of leverage in the closed-end fund structure introduces both increased volatility of net asset value, and the potential for greater variability in the dividends paid by the closed-end funds, as the cost of borrowings often changes up or down with the general level of interest rates.

FOREIGN EXPOSURE RISK. The Portfolio invests in Underlying SunAmerica Funds that invest significantly in foreign securities. Investments in foreign countries are subject to a number of risks. A principal risk is that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. In addition, there may be less publicly available information about a foreign company and it may not be subject to the same uniform accounting, auditing and financial reporting standards as U.S. companies. Foreign governments may not regulate securities markets and companies to the same degree as the U.S. government. Foreign investments will also be affected by local, political or economic developments and governmental actions. Consequently, foreign securities may be less liquid, more volatile and more difficult to price than U.S. securities. These risks are heightened when the issuer is in an emerging market."

FOCUSED MULTI-ASSET STRATEGY PORTFOLIO:

     On page 14 of the Prospectus, under the heading "PRINCIPAL INVESTMENT STRATEGIES AND TECHNIQUES OF THE PORTFOLIO," the second paragraph is hereby deleted and replaced with the following:

"The principal investment technique of the Portfolio is allocation of assets among a combination of SunAmerica funds that invest in equity and fixed income securities. The Portfolio may also invest in the SunAmerica
Alternative Strategies Fund, which is categorized as `alternative strategies,' and the SunAmerica Global Trends Fund and the SunAmerica Income Explorer Fund, which are categorized as `global strategies,' in the projected asset allocation ranges below. In addition, the Portfolio may invest in any other affiliated SunAmerica fund, including the SunAmerica Money Market Fund. The Portfolio may also invest in exchange-traded funds (`ETFs'), although the portfolio manager will generally only invest in ETFs to obtain exposure to a particular asset class when there is no SunAmerica fund option available. The


SunAmerica funds in which the Portfolio may invest are referenced to herein as the `Underlying SunAmerica Funds' and together with the ETFs, the `Underlying Funds.'"

     On page 15 of the Prospectus, under the heading "PRINCIPAL INVESTMENT STRATEGIES AND TECHNIQUES OF THE PORTFOLIO," the first and second paragraphs are hereby deleted.

     On page 15 of the Prospectus, under the heading "PRINCIPAL INVESTMENT STRATEGIES AND TECHNIQUES OF THE PORTFOLIO," the references to "Underlying Funds" in the first sentence of the second to last paragraph are hereby deleted and replaced with the phrase "Underlying SunAmerica Funds."

     On page 15 of the Prospectus, under the heading "PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO--AFFILIATED FUND RISK," the entire paragraph is hereby deleted and replaced with the following:

"AFFILIATED FUND RISK. In managing the Portfolio, the Adviser will have the authority to allocate and reallocate the Portfolio's assets among the Underlying Funds. The Adviser may be subject to potential conflicts of interest in allocating the Portfolio's assets among the various Underlying SunAmerica Funds because the fees payable to it by some of the Underlying SunAmerica Funds are higher than the fees payable by other Underlying SunAmerica Funds and because the Adviser is also responsible for managing the Underlying SunAmerica Funds. However, the Adviser has a fiduciary duty to act in the Portfolio's best interests when selecting the Underlying Funds, including the Underlying SunAmerica Funds."

     On page 16 of the Prospectus, under the heading "PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO--DISCIPLINED STRATEGY RISK," the entire paragraph is hereby deleted and replaced with the following:

"DISCIPLINED STRATEGY RISK. Certain Underlying SunAmerica Funds or portions thereof will not deviate from their strategy (except to the extent necessary to comply with federal tax laws or other applicable laws). If these Underlying SunAmerica Funds or portions thereof are committed to a strategy that is unsuccessful, these Underlying SunAmerica Funds will not meet their investment goals. Because these Underlying SunAmerica Funds or portions thereof generally will not use certain techniques available to other mutual funds to reduce stock market exposure (e.g., derivatives), these Underlying SunAmerica Funds may be more susceptible to general market declines than other mutual funds."

     On page 16 of the Prospectus, under the heading "PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO," the following is hereby added immediately following the sub-heading "ACTIVE TRADING RISK":

"ETF RISK. Most ETFs are investment companies whose shares are purchased and sold on a securities exchange. An ETF represents a portfolio of securities designed to track a particular market segment or index. An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange-traded) that has the same investment objectives, strategies and policies. In addition, an ETF may fail to accurately track the market segment or index that underlies its investment objective. To the extent that the Portfolio invests in an ETF, the Portfolio will indirectly bear its proportionate share of the management and other expenses that are charged by the ETF in addition to the expenses paid by the Portfolio.

PREFERRED SECURITIES RISK. The Portfolio invests in Underlying SunAmerica Funds that invest significantly in preferred securities. Preferred securities are subject to bond market volatility, credit risk and interest rate fluctuation risk. In addition, preferred securities are subordinated to other securities in the issuer's capital structure and are subject to the risk that the issuer will fail to make dividends or other distributions on the preferred securities when due because other claims on the issuer's assets take priority. Preferred securities may be less liquid than many other types of securities or may be subject to the risk of being redeemed prior to their scheduled date.

CLOSED-END FUND RISK. The Portfolio invests in Underlying SunAmerica Funds that invest significantly in closed-end funds. An Underlying SunAmerica Fund's investments in closed-end funds generally reflect the risks of the underlying securities held by the closed-end funds. The Underlying SunAmerica Funds will indirectly bear their proportionate share of the management and other expenses that are charged by the closed-end funds in addition to the expenses paid by such fund. In addition, shares of closed-end funds are subject to a number of risks which are related directly to their structure. First, shares of closed-end funds frequently trade at a discount from their net asset value, which is a risk separate and distinct from the risk that the Underlying SunAmerica Fund's net asset value could decrease as a result of its investment activities. Second, many closed-end funds include leverage in their capital structure as a part of a strategy designed to enhance the level of income and capital appreciation to their shareholders. The presence of leverage in the closed-end fund structure introduces both increased volatility of net asset value, and the potential for greater variability in the dividends paid by the closed-end funds, as the cost of borrowings often changes up or down with the general level of interest rates.

FOREIGN EXPOSURE RISK. The Portfolio invests in Underlying SunAmerica Funds that invest in foreign securities. Investments in foreign countries are subject to a number of risks. A principal risk is that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. In addition, there may be less publicly available information about a foreign company and it may not be subject to the same uniform accounting, auditing and financial reporting standards as U.S. companies. Foreign governments may not regulate securities markets and companies to the same degree as the U.S. government. Foreign investments will also be affected by local, political or economic developments and governmental actions. Consequently, foreign securities may be less liquid, more volatile and more difficult to price than U.S. securities. These risks are heightened when the issuer is in an emerging market."

CHANGES APPLICABLE TO BOTH PORTFOLIOS:

On page 38 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS," the last sentence of the third paragraph under the section "INVESTMENT STRATEGIES AND RISKS" is hereby deleted and replaced with the following:

"More information about the Underlying SunAmerica Funds can also be found on pages 40-43."

On page 38 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS," the disclosure with respect to each Portfolio in the section of the table titled "WHAT ARE THE PORTFOLIO'S PRINCIPAL INVESTMENT TECHNIQUES?" is hereby deleted and replaced with the following:

"Allocation of assets among a combination of SunAmerica funds that invest in equity and fixed income securities. The Portfolio may also obtain exposure to `alternative strategies' and `global strategies' by allocating its assets to the SunAmerica Alternative Strategies Fund, and the SunAmerica Global Trends Fund and SunAmerica Income Explorer Fund, respectively."

On page 39 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS," in the section of the table titled "WHAT RISKS MAY AFFECT THE PORTFOLIO (DIRECTLY OR BY INVESTING IN THE UNDERLYING FUNDS)?" the following principal risks are hereby added with respect to each Portfolio:

     -    "ETF risk
     -    Preferred securities risk
     -    Closed-end fund risk
     -    Foreign exposure risk"


On page 40 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS--INFORMATION ABOUT THE UNDERLYING FUNDS," the references to "Underlying Funds" in the paragraph following the table showing the Portfolios' asset allocation as January 31, 2013 are hereby deleted and replaced with "Underlying SunAmerica Funds."

On page 43 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS--INFORMATION ABOUT THE UNDERLYING FUNDS," the following is hereby added following SunAmerica Alpha Large-Cap Fund:



SUNAMERICA INCOME    High            Global Multi-Asset       Strategically
EXPLORER FUND        Current                                  allocating
                     Income                                   its assets
                     with Capital                             among a
                     Appreciation                             preferred
                     as a                                     securities
                     Secondary                                strategy,
                     Objective                                closed-end
                                                              fund
                                                              strategy
                                                              and global
                                                              dividend
                                                              equity
                                                              strategy.
                                                              Through this
                                                              combination
                                                              of
                                                              investments,
                                                              SunAmerica
                                                              Income
                                                              Explorer
                                                              Fund
                                                              expects to
                                                              gain
                                                              exposure
                                                              to a broad
                                                              range of
                                                              income-producing
                                                              investments,
                                                              including
                                                              both fixed
                                                              income and
                                                              equity
                                                              securities."

On page 44 of the Prospectus, under the heading MORE INFORMATION ABOUT THE PORTFOLIOS--GLOSSARY," the following disclosure is hereby added following "Capital appreciation":

"CLOSED-END FUNDS are a type of investment company bought and sold on a securities exchange. Unlike most ETFs, closed-end funds are actively managed to meet their investment objective and may trade at a premium or discount from their net asset value, which may be substantial."

On page 45 of the Prospectus, under the heading MORE INFORMATION ABOUT THE PORTFOLIOS--GLOSSARY," the disclosure titled "Disciplined strategy" is hereby deleted and replaced with the following:

"DISCIPLINED STRATEGY: Certain Underlying SunAmerica Funds or portions thereof will not deviate from their strategy, which entails buying and holding stocks selected through a the selection criteria described in the `More Information About the Underlying Funds' section on page 40 of this Prospectus and in more detail in the Underlying SunAmerica Fund's prospectus (except under certain circumstances, such as if necessary to comply with federal tax laws applicable to the Underlying Fund). These Underlying SunAmerica Funds or portions thereof will not generally sell stocks in their portfolios and buy different stocks except during their annual rebalancings or as otherwise set forth in the Underlying SunAmerica Fund's prospectus, even if there are adverse developments concerning a particular stock, company or industry. There can be no assurance that the strategy will be successful."



On page 46 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS--GLOSSARY," the following disclosure is hereby added following "Options and futures":

"There are two basic types of PREFERRED SECURITIES, traditional preferred securities and hybrid-preferred securities. Traditional preferred securities pay fixed or floating rate dividends. However, these claims are subordinated to more senior creditors, including senior debt holders. `Preference' means that a company must pay dividends on its preferred securities before paying any dividends on its common stock, and the claims of preferred securities holders are ahead of common stockholders' claims on assets in a corporate liquidation. Preferred securities share many investment characteristics with both common stock and bonds. Hybrid-preferred securities are debt instruments with characteristics similar to those of traditional preferred securities. Hybrid preferred holders generally have claims to assets in a corporate liquidation that are senior to those of traditional preferred securities but subordinate to those of senior debt holders."

On page 47 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS--RISK TERMINOLOGY," the following risks are hereby added following "Bond market volatility":

     -    Closed-end fund risk
     -    ETF risk
     -    Preferred Securities risk

The disclosure regarding these additional risks is contained in the summary section of the Prospectus with respect to each Portfolio under the heading "PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO".

On page 47 of the Prospectus, under the heading "MORE INFORMATION ABOUT THE PORTFOLIOS--RISK TERMINOLOGY," the disclosure accompanying the term "Affiliated Fund Risk" is revised to be consistent with the description of this risk contained in the summary section of the Prospectus with respect to each Portfolio under the heading "PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO".

Capitalized terms used herein but not defined have the meanings assigned to them in the Prospectus.




      Effective July 2, 2013, the SAI is hereby amended as set forth below.

On page 3, under the heading "INVESTMENT OBJECTIVES AND POLICIES," the first two paragraphs are hereby deleted and replaced with the following:

"The investment objective and policies of each of the Portfolios are described in the Portfolios' Prospectus. Each of the Portfolios employs a fund of funds investment strategy in which the assets of the Portfolios are invested in a combination of SunAmerica funds that invest in equity and fixed-income securities. Each



Portfolio may also invest in the SunAmerica Alternative Strategies Fund, which is categorized as `alternative strategies,' and the SunAmerica Global Trends Fund and the SunAmerica Income Explorer Fund, which are categorized as `global strategies,' in the projected asset allocation ranges described in the Prospectus and as described below in the SAI. In addition, the Portfolios may invest in any other affiliated SunAmerica fund, including the SunAmerica Money Market Fund. The Portfolios may also invest in exchange-traded funds (`ETFs'), although the portfolio manager will generally only invest in ETFs to obtain exposure to a particular asset class when there is no SunAmerica fund option available. The SunAmerica funds in which the Portfolios may invest are referred to herein as the `Underlying SunAmerica Funds' and together with the ETFs and other unaffiliated funds described under `Investment Company Securities' below as the `Underlying Funds.'"

Certain types of securities in which the Underlying Funds may invest and certain investment practices the Portfolios or the Underlying Funds may employ, which are described in the Prospectus, are discussed more fully below. The Portfolios will purchase and hold Class A shares of the Underlying SunAmerica Funds, which are generally subject to sales charges. SunAmerica will waive the front-end sales charge on purchases of Class A shares of the Underlying SunAmerica Funds by the Portfolios."

On page 8, under the heading "INVESTMENT OBJECTIVES AND POLICIES," the first paragraph under the sub-heading "GLOBAL STRATEGIES" is hereby deleted and replaced with the following:

"GLOBAL STRATEGIES. Each of the Portfolios may invest in the SunAmerica Global Trends Fund (`Global Trends Fund') and SunAmerica Income Explorer Fund (`Income Explorer Fund'). Under normal market conditions, the Focused Balanced Strategy Portfolio expects to allocate between 0% and 20% of its assets in the global strategies asset class and Focused Multi-Asset Portfolio expects to allocate approximately 10% of its assets in the global strategies asset class. The Global Trends Fund and the Income Explorer Fund are currently the only Underlying Funds in which the Portfolios may invest to gain exposure to the `global strategies' asset class.

The Global Trends Fund seeks to provide capital appreciation by utilizing an actively managed rules-based investment process to allocate assets across a diversified, broad-based spectrum of asset classes, including the global equity and fixed income markets, currencies and commodities. The Global Trends Fund generally seeks to implement this strategy by investing in futures contracts and futures-related instruments, including, but not limited to, U.S. and non-U.S. equity index futures, U.S. and non-U.S. fixed income futures, currency forwards, and commodity futures (collectively, `futures instruments') that provide the Fund with exposure to the various asset classes. The Global Trends Fund may invest in such futures instruments both directly and indirectly through the Global Trends Subsidiary (as described below). The Global Trends Fund expects to invest a significant portion of its assets in repurchase agreements collateralized by obligations of the U.S government and its agencies, and may also invest in other high-quality, short-term securities (`money market instruments'). The [GRAPHIC OMITTED] primary purpose of the repurchase agreements and other money market instruments held by the Global Trends Fund will be to serve as collateral for the futures instruments, however, these instruments may also earn income for the Fund. The Global Trends Fund's return is expected to be derived principally from changes in the value of the assets underlying the futures instruments held by the Fund."

On page 9, under the heading "INVESTMENT OBJECTIVES AND POLICIES," the following is hereby added immediately before the sub-heading titled "SENIOR FLOATING RATE LOANS":

"The Income Explorer Fund seeks to achieve its investment objective primarily by strategically allocating its assets among a preferred securities strategy, closed-end fund strategy and global dividend equity strategy.

      PREFERRED SECURITIES STRATEGY (`PREFERRED SLEEVE'). The principal investment technique of the Preferred Sleeve is to invest in a diversified portfolio of preferred securities issued by U.S. and foreign companies, including traditional preferred securities, hybrid preferred securities and floating rate preferred securities. The Preferred Sleeve may invest in both investment grade and below investment grade securities.



      CLOSED-END FUND STRATEGY (`CLOSED-END FUND SLEEVE'). The principal investment technique of the Closed-End Fund Sleeve is to invest in the common stock of closed-end management investment companies selected by the subadviser that invest significantly in fixed income securities, although the Closed-End Fund Sleeve may also invest in closed-end funds that invest in equity and other income-producing securities. The types of securities held by the closed-end funds may include, but are not limited to, convertible securities, emerging market debt securities, government securities, high yield securities, investment grade securities, mortgage securities, preferred securities, senior loan securities, municipal securities and common stocks, and the closed- end funds may seek to obtain exposure to income-producing securities through a variety of different investment strategies, such as global income strategies, limited duration strategies, multi-sector strategies and other income-oriented strategies.

      GLOBAL DIVIDEND EQUITY STRATEGY (`GLOBAL DIVIDEND SLEEVE'). The principal investment technique of the Global Dividend Sleeve is to employ a "buy and hold" strategy with approximately 50 high dividend yielding equity securities selected annually from the Morgan Stanley Capital International All Country World Index (`MSCI ACWI Index'). It is expected that the Global Dividend Sleeve will invest primarily in common stocks, and to a lesser extent, preferred stocks, and may invest in companies of any size. It is anticipated that the Global Dividend Sleeve will invest in both U.S. and foreign (non-U.S.) securities, including securities of emerging markets, and that the Global Dividend Sleeve will be invested in a number of different countries."

On page 11, under the heading "INVESTMENT OBJECTIVES AND POLICIES," the following is hereby added immediately following the sub-heading titled "REGULATORY CONSIDERATIONS":

"INVESTMENT COMPANY SECURITIES. In reliance on Section 12(d)(1)(G) of the 1940 Act, and subject to the Portfolios' investment policies, the Portfolios may invest an unlimited amount in Underlying SunAmerica Funds and may also invest in government securities and short-term paper. Pursuant to Rule 12d1-2 under the 1940, the Portfolios may also invest in other types of securities and in unaffiliated investment companies, including ETFs (the `Unaffiliated Funds' and together with the Underlying SunAmerica Funds, the `Underlying Funds'). While the Portfolios are permitted under the 1940 Act to invest in securities other than the Underlying Funds, the Portfolios presently do not intend to invest in other securities.

Investments by the Portfolios in Unaffiliated Funds are subject to the limits of
Section 12(d)(1)(A) of the 1940 Act, which permit a Portfolio to invest up to 10% of its assets in shares of other investment companies and up to 5% of its assets in any one investment company as long as the investment does not represent more than 3% of the outstanding voting stock of the acquired investment company, although the Portfolios may invest in excess of these limits if they comply with Section 12(d)(1)(F) of the 1940 Act. In particular, pursuant to Section 12(d)(1)(F) of the 1940 Act, a Portfolio will be limited in the amount it can invest in any one Unaffiliated Fund to 3% of the total outstanding stock of the Unaffiliated Fund owned by the Portfolio and all affiliated persons of the Portfolio (the `3% Limitation'). As a result, the Portfolio may hold a smaller position in the Unaffiliated Fund than if it were not subject to this restriction. Moreover, to comply with other provisions of
Section 12(d)(1)(F) of the 1940 Act, on any matter upon which the Unaffiliated Fund stockholders are solicited to vote, the Adviser will vote Unaffiliated Fund shares in the same general proportion as shares held by other stockholders of the Unaffiliated Fund.

The Portfolios may also invest in ETFs that have received exemptive relief from the SEC that permits funds investing in those ETFs, such as the Portfolios, to invest in the ETFs in excess of the 3% Limitation in compliance with certain conditions.

Each Portfolio will indirectly bear its proportionate share of any management and other expenses paid by an Underlying Fund in which it invests."

Capitalized terms used herein but not defined have the meanings assigned to them in the SAI.


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